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                                                                   EXHIBIT 10.16



                               AMENDMENT NO. 1 TO
                              EMPLOYMENT AGREEMENT

      This Amendment No. 1 (the "Amendment") to the Employment Agreement (the "AGREEMENT"), dated as of July 10, 2000, entered between John G. Raos, residing at 16 Castle Hill Way, Stuart, Florida 34996 ("Executive"), and PRECISION Partners, Inc., a Delaware corporation (the "Company"), is entered into as of December 8, 2000. Capitalized terms used but not defined herein will have the meanings assigned to them in the Agreement.

                                    RECITALS

      A. The Executive is currently the President and Chief Executive Officer of the Company and Precision Partners Holding Company, a Delaware corporation ("PPHC", and together with the Company collectively, "Precision"), and a member of the Board of Directors of Precision.

      B. Each of Executive and Precision desires to amend the Agreement as follows.

      Accordingly, the parties hereby agree as follows:

      Section 1. AMENDMENTS. The Agreement is hereby amended as set forth below:

            (a) The last sentence in Section 1.1(c) is deleted in its entirety and replaced with the following:

            From July 10, 2000 until December 31, 2000, the Company will pay (within a reasonable period of time after receipt of reasonably detailed invoices in respect thereof) one-half of the actual costs up to a maximum of $25,000 of maintaining and operating an office for Executive in Florida, and thereafter from January 1, 2001 through the Termination Date, the Company will pay (within a reasonable period of time after receipt of reasonably detailed invoices in respect thereof) 100% of the actual costs up to an aggregate annual maximum of $15,000 of maintaining and operating an office for Executive in Florida so long as the Company is in compliance with all of its financial covenants for such period as such covenants are set forth in each of the (i) Credit Agreement, dated as of March 19, 1999, as amended, among the Company, PPHC, Mid State Machine Products, Galaxy Industries Corporation, Certified Fabricators, Inc., General Automation, Inc., Gillette Machine & Tool Co., Inc. and Nationwide Precision Products Corp., the several banks and other financial institutions or entities from time to time parties to this Credit Agreement, Citicorp U.S.A., Inc., as administrative agent, Bank of America, N.A., as syndication agent, and Suntrust Bank, Atlanta, as documentation agent (the "Credit Agreement"), (ii) Loan, Security and Guaranty Agreement, dated as of December 8, 2000, by and among Galaxy Industries Corporation, Mid State Machine Products, Nationwide


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            Precision Products Corp., General Automation, Inc., General Electric
            Capital Corporation, for itself and as agent for certain participants, and the Company, (the "Loan, Security And Guaranty Agreement"), and (iii) Amended and Restated Master Lease Agreement, dated as of December 8, 2000, by and among General Electric Capital Corporation, for itself and as agent for certain participants, as lessor, and Galaxy Industries Corporation, Mid State Machine Products, Nationwide Precision Products Corp. and General
            Automation, Inc. as lessees, (the "Amended And Restated Master Lease Agreement").

            (b) The first sentence in Section 1.3 is deleted in its entirety and replaced with the following:

            During the Employment Term, the Company will pay to Executive an aggregate annual salary of $250,000 (as adjusted, "Salary") which will be subject to annual review commencing January 1, 2001; PROVIDED, HOWEVER; that the Company will increase Executive's Salary by $25,000 if the Company is in compliance with all of its financial covenants from December 8, 2000 through the fiscal quarter ending June 30, 2001, as such covenants are set forth in each of the (i) Credit Agreement, (ii) Loan, Security and Guaranty Agreement, and
            (iii) Amended and Restated Master Lease Agreement.

            (c) The exercise price of "$0.7470" set forth in the last sentence of Section 1.5(a)(ii) is deleted and replaced with the exercise price of "$0.3735".

            (d) The first sentence of Section 1.5(b) is deleted in its entirety and replaced with the following:

            Prior to or upon the closing of the transactions contemplated by each of the (i) Waiver and Amendment No. 3, dated as of December 8, 2000, by and among Precision, Mid State Machine Products, Galaxy Industries Corporation, Certified Fabricators, Inc., General Automation, Inc., Nationwide Precision Products Corp., Gillette Machine & Tool Co., Inc., the lenders listed on the signature pages thereof and Citicorp USA, Inc., as Administrative Agent for the lenders, (ii) Loan, Security and Guaranty Agreement and (iii) Amended and Restated Master Lease Agreement, Executive will purchase, and the Company will cause there to be sold to Executive, an aggregate of $1 million of Investment Units in LLC consisting of Class A Equity at a purchase price of $0.3735 per unit.

            Section 2. EFFECTIVENESS. This Amendment will be deemed effective as of December 8, 2000.

            Section 3. COUNTERPARTS. This Amendment may be executed in separate original or facsimile counterparts, each of which will be deemed to be an original instrument and all of which taken together will constitute a single instrument.


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      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.



                                       PRECISION PARTNERS, INC.



                                       By /s/ Frank R. Reilly
                                         ------------------------------------
                                          Frank R. Reilly
                                          Executive Vice President and
                                          Chief Financial Officer




                                       EXECUTIVE


                                       /s/ Jonn G. Raos
                                       ---------------------------------------
                                       John G. Raos